EXHIBIT 10.2

AMENDMENT NO. 3

TO

PROMISSORY NOTE

This Amendment No. 3 to Promissory Note (this “Amendment”), dated as of December 30, 2022 (the “Effective Date”), is entered into by and between ENOCHIAN BIOSCIENCES, INC., a Delaware corporation (the “Company”), and PASECO APS (the “Holder”).

RECITALS

WHEREAS, the Company issued to the Holder that certain Promissory Note in the principal amount of $5,000,000, dated March 30, 2020 (the “Original Note”);

WHEREAS, Section 7(a) of the Original Note provides that the Original Note and any provision therein may be amended by the written agreement of the Company and the Holder; and

WHEREAS, Amendment No. 1 to Promissory Note the Company and the Holder amended the Original Note to extend the maturity of the Original Note until November 30, 2022.

WHEREAS, Amendment No. 2 to Promissory Note the Company and the Holder amended the Original Note to extend the maturity of the Original Note until November 30, 2023 and to revise the interest rate.

WHEREAS, the Company and the Holder desire to secure the Company’s obligations under the Original Note as set forth below.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, intending to be legally bound, hereby agree as follows:

1.	Capitalized Terms. Except as may be expressly provided herein, all capitalized terms used herein shall have the meanings assigned to them in the Original Note.

2.	New Section 8. The Company and the Holder desire to amend the Original Note to secure the Company’s obligations to the Holder under the Note:

“Security Agreement. This Note is secured by all assets of the Maker pursuant to that certain Security Agreement (as amended, restated or otherwise modified from time to time, the “Security Agreement”) dated December 30, 2022 made in favor of the Payee among the Maker and the Payee.”

3.	Conforming Changes. All provisions in the Original Note and any amendments, attachments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

4.	Full Force and Effect. The Original Note is not amended hereby and shall remain in full force and effect, except as otherwise set forth in this Amendment. The parties hereby ratify and confirm the terms and conditions of the Original Note, as supplemented and amended by this Amendment.

5.	Recitals. The Recitals above are true and correct and are hereby incorporated by reference.

6.	Applicable law. The substantive laws of the applicable state, as well as terms regarding forum and jurisdiction, as originally provided in the Original Note shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

7.	Counterparts. This Amendment may be executed in counterparts (including by means of electronic transmission), each of which shall be deemed an original but all of which, when taken together, will constitute one and the same agreement.

** Signature Page Follows **

IN WITNESS WHEREOF, the Company and the Holder have made and executed this Amendment effective as of the Effective Date.

COMPANY:		HOLDER:

ENOCHIAN BIOSCIENCES, INC.		PASECO APS

By:	/s/ Luisa Puche	By:	/s/ Ole Abildgaard
Name:	Luisa Puche	Name:	Ole Abildgaard
Title:	Chief Financial Officer	Title:	Chief Executive Officer, Paseco ApS